Exhibit 10.1

BLUEFIRE EQUIPMENT CORPORATION
AMENDMENT TO
CONVERTIBLE PROMISSORY NOTE

April 1, 2013

WHEREAS, BlueFire Equipment Corporation, a Delaware corporation (the "Company") entered into a Convertible Promissory Note (the "Note") with Tyson Rohde (the "Lender") on April 1, 2011; and

WHEREAS, the Company received consideration of $100,000 and agreed to repay such principal amount and any accrued and unpaid interest on April 1, 2012; and

WHEREAS, simple interest on the Note shall accrue at an annual rate of fifteen percent (15%) and be paid monthly by the Company; and

WHEREAS, on March 31, 2012 the Company and the Lender amended the Note to grant the Lender a security interest in the Company's assets, to remove any conversion features of the Note, and to extend the maturity date to April 1, 2013; and

WHEREAS, on the Company and the Lender endeavor to extend the maturity date on the amended Note;

NOW THEREFORE, for good and valuable consideration the parties hereby agree to amend the Note as follows:

The Note is hereby amended such that the previous "Article II, Section 2.01" is deleted and replaced by the following revised "Article II, Section 2.01" and shall read as stated below.

ARTICLE II.
PRINCIPAL AND INTEREST PAYMENTS

Section 2.01     The entire principal amount of this Note together with accrued and unpaid interest thereon will be due and payable on October 1, 2013 (the "Repayment Date") unless this Note has been previously extended by the mutual consent of the parties.

IN WITNESS WHEREOF, the Company has executed this Amendment to Promissory Note by its duly authorized officer as of the date and year first written above.

BlueFire Equipment Corporation	Lender

By:__________________________	By: /s/ Tyson Rohde

Name: William A. Blackwell	Name: Tyson Rohde

Title: Director and CEO